Exhibit 10.5

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (“Amendment”) is hereby made and entered into effective as of the 5th day of January, 2007 by and between KDC-CAROLINA INVESTMENTS 3, LP, a Delaware limited partnership (“Seller”), and 3D SYSTEMS CORPORATION, a Delaware corporation (“Purchaser”).

WHEREAS, Seller and Purchaser have entered into that certain Purchase and Sale Agreement (the “Purchase Contract”) with respect to the 3D Systems Corporation Headquarters Building, Rock Hill, South Carolina, dated December 18, 2006; and

WHEREAS, Section 3.1.1 of the Contract allowed the Purchaser an Inspection Period (as defined in the Purchase Contract) that expired January 2, 2007; and

WHEREAS, Purchaser had not as of such date secured its financing commitment for the acquisition of the Property (as defined in the Purchase Contract) and Purchaser did not make the Subsequent Deposit required by Section 2.2.1 of the Contract on January 2, 2007 and Purchaser terminated the Contract on such date; and

WHEREAS, Purchaser still desires to purchase the Property and Seller desires to sell the Property to Purchaser, under the terms and conditions of the Purchase Contract as amended by and subject to the terms and conditions of this Amendment.

NOW, THEREFORE, for Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser hereby agree as follows:

1.   Undefined Terms.   All capitalized but undefined terms used herein shall have the meaning given such terms in the Purchase Contract.

2.   Reinstatement of Purchase Contract.   The Purchase Contract is reinstated, as modified hereby, as if the Purchase Contract had not been terminated by Purchaser.

3.   Release of Initial Deposit.   The Initial Deposit shall be released the Title Company to Seller on January 5, 2007 and shall be deemed fully earned by Seller and non-refundable to Purchaser notwithstanding any other provision in the Purchase Contract; provided, however, that the Initial Deposit will be applied to the Purchase Price at Closing.

4.   Extension of Inspection Period and Subsequent Deposit.   Section 2.2.1 of the Purchase Contract shall be and hereby is revised to change the date “January 2, 2007” in such Section to “January 15, 2007.” Upon deposit by Purchaser of the Subsequent Deposit on January 15, 2007, the Subsequent Deposit shall be deemed fully earned by Seller, the Title Company shall wire transfer the Subsequent Deposit to Seller and Purchaser shall be deemed to waived its rights to terminate the Purchase Contract under Section 3.1.1, as modified hereby. The last sentence of Section 3.1.1 of the Purchase Contract shall be and hereby is revised to read as follows: “If Purchaser is not satisfied with the Investigations or for any other reason, or no reason, determines that Purchaser does not want to close the acquisition of the Property pursuant to this Agreement, Purchaser shall, on or before 5:00 PM Rock Hill, South Carolina time on January 15, 2007 (the period from the Effective Date until such date being the “Inspection Period”), provide written notice of termination of this Agreement to Seller and thereafter neither Purchaser nor Seller shall have any further rights or obligations hereunder, other than those that expressly survive the termination of this Agreement.”

5.   Payments for Tenant Finish Under Lease.   Purchaser shall on January 5, 2007, wire transfer to Seller the sum of $447,451.20 for Tenant Improvement Costs under the Lease. Seller and Purchaser acknowledge and agree that Purchaser is holding back an additional $25,000 in Tenant Improvement Costs under the Lease until such time as Seller completes the Punch List Items (as defined in the Lease). Purchaser agrees to pay the remaining $25,000 to Seller within 3 business days after Seller completes such Punch List Items.

6.   Failure of Purchaser to Make Payments.   In the event that Purchaser does not make either or both of the payments required by paragraphs 3 and 5 of this Amendment on or before 5:00 PM Rock Hill, South Carolina time on January 5, 2007, Seller shall have the right to terminate this Amendment by written notice to Purchaser.

7.   No Further Revisions.   Except as modified hereby, the Lease and the Purchase Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, Seller and Purchaser have executed this Amendment as of the date first above written.

SELLER:	KDC-CAROLINA INVESTMENTS 3, LP,
a Delaware limited partnership
	By:	KDC-Carolina Investments 3 GP, LLC,
a Delaware limited liability company,
its General Partner
		By:	Koll Development Company I, LP,
a Delaware limited partnership,
its Sole Member
Date: , 2007			By:	SWV, LLC,
a Delaware limited liability company,
its General Partner
				By:	/s/ Tobin C. Grove
Tobin C. Grove, President

[CORPORATE SEAL]
PURCHASER:		3D SYSTEMS CORPORATION,
a Delaware corporation
Date:	January 5, 2007	By:	/s/ Robert M. Grace, Jr.,
	[CORPORATE SEAL]		Printed Name:	Robert M. Grace, Jr.
			Title:	Vice President, Secretary & General
Counsel